Exhibit 99.1

ARKO Corp. Increases its Original Share Repurchase Program From $50 Million to $100 Million as ARKO Continues To Have Strong Fundamentals, Liquidity, and Growth Prospects

RICHMOND, Va., May 16, 2023 –ARKO Corp. (Nasdaq: ARKO) (“ARKO” or the “Company”), a Fortune 500 company and one of the largest convenience store operators in the United States, today announced that its Board of Directors increased the Company’s previously authorized share repurchase program by an additional $50 million. The Company now has availability to repurchase up to an aggregate amount of approximately $59 million of the Company’s outstanding shares of common stock under this newly-expanded repurchase plan.

“We believe that repurchasing our shares is a compelling use of our capital resources,” said Arie Kotler, Chairman, President and Chief Executive Officer of ARKO. “We are encouraged by the traction of our initiatives and progress of our merchandise and fuel strategy to maximize gross profit dollars, and we remain confident in the continued growth of our business. Our last quarter results were strong, as we continued to deliver robust in-store performance as a result of our focus on our key initiatives. We remain deeply committed to maximizing stockholder value creation, and this increase of our repurchase program is aligned with ARKO’s capital allocation framework ensuring that in addition to growth through M&A and organic initiatives, we also return capital to our stockholders through our share repurchase program.”

The share repurchase program does not have a stated expiration date, and repurchases, if any, may be effected from time to time through open market purchases, including pursuant to a pre-set trading plan meeting the requirements of Rule 10b5-1(c) of the Exchange Act of 1934, as amended, privately negotiated transactions, pursuant to accelerated share repurchase agreements entered into with one or more counterparties, or otherwise.

About ARKO Corp.

ARKO Corp. (Nasdaq: ARKO) is a Fortune 500 company that owns 100% of GPM Investments, LLC and is one of the largest operators of convenience stores and wholesalers of fuel in the United States. Based in Richmond, VA, our highly recognizable family of community brands offers delicious, prepared foods, beer, snacks, candy, hot and cold beverages, and multiple popular quick serve restaurant brands. Our high value fas REWARDS® loyalty program offers exclusive savings on merchandise and gas. We operate in four reportable segments: retail, which includes convenience stores selling merchandise and fuel products to retail customers; wholesale, which supplies fuel to independent dealers and consignment agents; GPM Petroleum, which sells and supplies fuel to our retail and wholesale sites and charges a fixed fee, primarily to our fleet fueling sites; and fleet fueling, which includes the operation of proprietary and third-party cardlock locations, and issuance of proprietary fuel cards that provide customers access to a nationwide network of fueling sites. To learn more about GPM stores, visit: www.gpminvestments.com. To learn more about ARKO, visit: www.arkocorp.com.

Forward-Looking Statements

This document includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may address, among other things, the Company’s expected financial and operational results and the related assumptions underlying its expected results. These forward-looking statements are distinguished by use of words such as “anticipate,” “aim,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and the negative of these terms, and similar references to future periods. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to, among other things, changes in economic, business and market conditions; the Company’s ability to maintain the listing of its common stock and warrants on the Nasdaq Stock Market; changes in its strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans; expansion plans and opportunities; changes in the markets in which it competes; changes in applicable laws or regulations, including those relating to environmental matters; market conditions and global and economic factors beyond its control; and the outcome of any known or unknown litigation and regulatory proceedings. Detailed information about these factors and additional important factors can be found in the documents that the Company files with the Securities and Exchange Commission, such as Form 10-K, Form 10-Q and Form 8-K. Forward-looking statements speak only as of the date the statements were made. The Company does not undertake an obligation to update forward-looking information, except to the extent required by applicable law.

Media Contact

Andrew Petro

Matter on behalf of ARKO

(978) 518-4531

apetro@matternow.com

Investor Contact

Ross Parman

ARKO Corp.

investors@gpminvestments.com